EXHIBIT 99.1

ICU Medical, Inc. Reports Strong Second Quarter 2011 Results

Diluted EPS Increased 18% to $0.67

Sales Grew 13% to $77.8 Million

SAN CLEMENTE, Calif., July 18, 2011 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical technologies used in I.V. therapy, oncology and critical care applications, announced results for the second quarter and six months ended June 30, 2011.

Second quarter of 2011 revenue increased 13.0% to $77.8 million, compared to $68.9 million in the same period last year. Net income for the second quarter of 2011 was $9.5 million, or $0.67 per diluted share, as compared to net income of $7.7 million, or $0.56 per diluted share, for the second quarter of 2010.

For the six months ended June 30, 2011, revenue increased 12.0% to $149.3 million, compared to $133.2 million in the same period last year. Net income for the six months ended June 30, 2011, was $17.6 million, or $1.24 per diluted share, compared to net income of $12.0 million, or $0.86 per diluted share, for the same period last year.

Scott Lamb, ICU Medical's Chief Financial Officer, said, "We are pleased with our financial performance during the second quarter, highlighted by double-digit year over year improvements in sales and earnings. Contributing to our top line growth was strong demand for CLAVEs in the I.V. therapy market and our overall line of oncology products. As our global market continued to expand, our international sales increased 42%."

"With continued strong cash flow and over $120 million of cash and investment securities and no debt, we are well positioned to invest in new and existing products, expanding our position in the I.V. therapy, critical care and oncology markets," concluded Mr. Lamb.

Revenue by market segment for the six months ended June 30, 2011 was as follows:

	Six months ended June 30,
Target Markets	2011	2010	Change
	(in millions)
I.V. Therapy	$95.4	$84.9	12.4%
Critical Care	$32.5	$33.8	(3.9)%
Oncology	$12.2	$8.1	51.4%
Other	$9.2	$6.5	40.5%

The Company ended the second quarter with a strong balance sheet. As of June 30, 2011, cash, cash equivalents and investment securities totaled $120.8 million and working capital was $212.1 million. Additionally, the Company generated operating cash flow of $10.3 million for the second quarter of 2011.

Fiscal Year 2011 Guidance

For the full fiscal year of 2011, management is raising the bottom end of its previously announced revenue guidance range. The new range is $297 million to $305 million, compared to its previous range of $295 million to $305 million. Based on the current business trends, management is also raising the bottom end of its earnings per share guidance range. The new range is $2.35 to $2.50 per share, compared to its previous range of $2.30 to $2.50 per share. Operating cash flow is expected to be in the range of $45 million to $50 million.

Conference Call

The Company will be conducting a conference call concerning its second quarter results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 75379111 or by replay at 800-642-1687, international 706-645-9291, conference ID 75379111. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in I.V. therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs and monitor continuous cardiac output of critical care patients. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's positioning to invest in new products, increase existing product lines and for continued global expansion, and the statements under the heading ''Fiscal Year 2011 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	June 30,	December 31,
	2011	2010
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 87,368	$ 78,850
Investment securities	33,444	14,507
Cash, cash equivalents and investment securities	120,812	93,357
Accounts receivable, net of allowance for doubtful accounts of $1,232 at June 30, 2011 and $742 at December 31, 2010	51,789	55,106
Inventories	49,372	44,056
Prepaid income taxes	4,468	687
Prepaid expenses and other current assets	7,443	9,574
Deferred income taxes	4,991	5,053
Total current assets	238,875	207,833

PROPERTY AND EQUIPMENT, net	87,561	83,545
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	13,780	14,806
DEFERRED INCOME TAXES	4,635	4,564
	$ 346,329	$ 312,226
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 12,308	$ 10,879
Accrued liabilities	14,471	14,629
Deferred revenue	—	254
Total current liabilities	26,779	25,762
COMMITMENTS AND CONTINGENCIES
DEFERRED INCOME TAXES	7,974	8,023
INCOME TAX LIABILITY	4,471	4,155
STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding—none	—	—
Common stock, $0.10 par value—Authorized—80,000 shares; Issued 14,855 shares at June 30, 2011 and December 31, 2010, outstanding 13,963 shares at June 30, 2011 and 13,659 shares at December 31, 2010	1,486	1,486
Additional paid-in capital	56,377	56,502
Treasury stock, at cost—892 shares at June 30, 2011 and 1,196 shares at December 31, 2010	(31,126)	(41,428)
Retained earnings	276,356	258,790
Accumulated other comprehensive income (loss) income	4,012	(1,064)
Total stockholders' equity	307,105	274,286
	$ 346,329	$ 312,226
______________________________________________________
(1) December 31, 2010 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
REVENUES:
Net sales	$ 77,661	$ 68,710	$ 148,999	$ 132,922
Other	135	152	268	303
TOTAL REVENUE	77,796	68,862	149,267	133,225
COST OF GOODS SOLD	41,595	36,735	78,440	74,171
Gross profit	36,201	32,127	70,827	59,054
OPERATING EXPENSES:
Selling, general and administrative	19,730	19,372	42,593	39,027
Research and development	2,491	952	4,543	1,870
Legal settlement	—	—	(2,500)	—
Total operating expenses	22,221	20,324	44,636	40,897
Income from operations	13,980	11,803	26,191	18,157
OTHER INCOME	431	63	834	255
Income before income taxes	14,411	11,866	27,025	18,412
PROVISION FOR INCOME TAXES	(4,918)	(4,153)	(9,459)	(6,444)
NET INCOME	$ 9,493	$ 7,713	$ 17,566	$ 11,968
NET INCOME PER SHARE
Basic	$ 0.69	$ 0.57	$ 1.28	$ 0.88
Diluted	$ 0.67	$ 0.56	$ 1.24	$ 0.86
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	13,852	13,469	13,772	13,665
Diluted	14,257	13,657	14,166	13,888

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Six months ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 17,566	$ 11,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,052	8,602
Provision for doubtful accounts	437	97
Stock compensation	1,979	1,668
Loss (gain) on disposal of property and equipment	(56)	49
Bond premium amortization	399	947
Cash provided (used) by changes in operating assets and liabilities, net of assets acquired
Accounts receivable	3,908	(1,970)
Inventories	(4,025)	(1,423)
Prepaid expenses and other assets	(1,373)	(1,784)
Accounts payable	1,286	(1,140)
Accrued liabilities	(599)	1,387
Deferred revenue	(254)	(2,283)
Prepaid and deferred income taxes	(2,857)	1,421
Net cash provided by operating activities	25,463	17,539
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,755)	(11,285)
Proceeds from sale of asset	—	893
Proceeds from insurance	2,781	—
Purchases of investment securities	(32,236)	(13,698)
Proceeds from sale of investment securities	12,900	44,166
Net cash provided (used) by investing activities	(26,310)	20,076
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,572	103
Proceeds from employee stock purchase plan	909	747
Tax benefits from exercise of stock options	2,717	58
Purchase of treasury stock	—	(28,648)
Net cash provided (used) by financing activities	8,198	(27,740)
Effect of exchange rate changes on cash	1,167	(3,521)
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,518	6,354
CASH AND CASH EQUIVALENTS, beginning of period	78,850	51,248
CASH AND CASH EQUIVALENTS, end of period	$ 87,368	$ 57,602

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$ 262	$ 354
CONTACT: ICU Medical, Inc.
         Scott Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, LLC.
         John F. Mills, Senior Managing Director
         (310) 954-1105